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           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Information" in the
Statement of Additional Information and to the use of our reports dated February 27, 2006 with respect to the consolidated financial statements of IDS Life Insurance Company (name subsequently changed to RiverSource Life
Insurance Company) and March 31, 2006 with respect to the financial statements of IDS Life Variable Life Separate Account (name subsequently changed to RiverSource Variable Life Separate Account) included in Post-Effective Amendment No. 28 to the Registration Statement (Form N-6, No. 333-69777) for the registration of the RiverSource(SM) Variable Universal Life IV and RiverSource(SM) Variable Universal Life IV-Estate Series offered by RiverSource Life Insurance Company.

                                                 /s/ Ernst & Young LLP
                                                 ----------------------------
                                                     Ernst & Young LLP

Minneapolis, Minnesota
January 2, 2007